As filed with the Securities and Exchange Commission on September 5, 2008

Registration No. 333-149706

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTAR ENERGY, INC.

(Exact Name of Registrant as specified in its charter)

Kansas	48-0290150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue

Topeka, Kansas 66612

(Address including zip code of Principal Executive Offices)

WESTAR ENERGY, INC.

LONG TERM INCENTIVE AND SHARE AWARD PLAN

(As Amended and Restated January 1, 2005)

(Full title of the plan)

Larry D. Irick

Vice President, General Counsel and

Corporate Secretary

Westar Energy, Inc.

818 South Kansas Avenue

Topeka, Kansas 66612

(785) 575-6300

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Daniel G. Kelly, Jr.

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, California 94025

(650) 752-2000

EXPLANATORY NOTE

This Post-Effective Amendment on Form S-8 relates to the Registration Statement on Form S-8 (Registration No. 333-149706) of Westar Energy, Inc. (the “Company” or the “Registrant”) (the “Registration Statement”). This Post-Effective Amendment on Form S-8 is being filed to replace Exhibit 99.1 of the Registration Statement with Exhibit 99.1 attached to this Post-Effective Amendment on Form S-8.

ITEM 8.	EXHIBITS

99.1	Westar Energy, Inc. Long Term Incentive and Share Award Plan (As Amended and Restated January 1, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on the 5th day of September, 2008.

Westar Energy, Inc.

By:	/s/ Larry D. Irick
Name:	Larry D. Irick
Title:	Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

99.1	Westar Energy, Inc. Long Term Incentive and Share Award Plan (As Amended and Restated January 1, 2005).